CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                 FIBERMARK, INC.
                                  WITH AND INTO
                           SPECIALTY PAPERBOARD, INC.


                  1. Annexed hereto is a true and correct copy of resolutions (the "Resolutions") adopted by the Board of Directors of Specialty Paperboard, Inc., a Delaware corporation incorporated on June 15, 1989, approving the merger of Fibermark, Inc., a Delaware corporation incorporated on March 25, 1997, a wholly owned subsidiary of Specialty Paperboard, Inc., with and into Specialty Paperboard, Inc. Specialty Paperboard, Inc. will assume all of the obligations of Fibermark, Inc.

                  2.       The date of adoption of the Resolution was February
20, 1997.

                  3. The surviving corporation is Specialty Paperboard, Inc., which, in accordance with Section 253(b) of the Delaware General Corporation Law, hereby changes its name to "Fibermark, Inc." as of the effective date of the merger.

                  4.       The merger shall be effective March 27, 1997.

                  The undersigned, being the Vice President and Secretary, respectively, of Specialty Paperboard, Inc., the parent corporation and owner of all the outstanding stock of Fibermark, Inc., for the purpose of merging FiberMark, Inc. with and into Specialty Paperboard, Inc., and upon the effective date of the merger to change the name of Specialty Paperboard, Inc., as the surviving corporation, to "Fibermark, Inc.", hereby declare and certify that this is our act and deed and the facts herein stated are true, and we do hereunto set our hands and seal this 26th day of March, 1997.

                                                     SPECIALTY PAPERBOARD, INC.


(SEAL)                                               By:/s/ Bruce Moore
                                                     Bruce Moore, Vice President



ATTEST:


/s/ Paul Street
Paul S. Street, Secretary

STATE OF VERMONT                    )
                                    ) ss:
County of Windham                   )


                  Be it remembered that on this 26th day of March, 1997, personally came before me, a notary public in and for the county and state aforesaid, Bruce Moore, vice president of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said vice president as such vice president, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the said vice president of said corporation to said foregoing certificate is in the handwriting of the said vice president of said corporation, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                                            /s/ Mary Larsen
                                            Notary Public
                                            Mary Larsen
                                            Notary Public, State of Vermont
                                            Commission Expires February 10, 1999

                                   CERTIFICATE OF CORPORATE RESOLUTION


                  I, Paul S. Street, do hereby certify that I am the duly elected and qualified Secretary and custodian of the official records of Specialty Paperboard, Inc., a corporation organized and existing under the laws of the State of Delaware.

                  That the following is a true and correct copy of resolutions of the Board of Directors adopted on the 20th day of February, 1997 and that said resolutions have not been amended, altered or repealed and remain in full force and effect on the date hereof:

                  RESOLVED, that the corporation form a wholly owned subsidiary corporation in the State of Delaware by the name of FiberMark, Inc.

                  RESOLVED, that the Board of Directors of Specialty Paperboard, Inc. ("Company"), as the parent of FiberMark, Inc., hereby authorizes and approves the merger of FiberMark, Inc., a wholly owned subsidiary of the Company, with and into the Company, pursuant to the State of Delaware short-term merger statute, Del. Code Ann., Title 8, Section 253, and that upon the effective date of the merger Specialty Paperboard Inc. will assume all of the obligations of FiberMark, Inc., and the name of Specialty Paperboard, Inc. shall be changed to FiberMark, Inc., and be it

                  FURTHER RESOLVED, that the President and the Secretary of the Company are hereby authorized to execute and file a Certificate of Ownership and Merger with the appropriate indication that the name of the surviving corporation will be FiberMark, Inc., and be it

                  FURTHER RESOLVED, that the officers of the Company are directed and empowered to execute and deliver on behalf of the Company, and over its seal, any and all instruments necessary to effect this transaction, including, but not limited to, any required filings with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

                  DATED this 26th day of March, 1997.



                                                     /s/ Paul Street
                                                     Secretary

</Text